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                                                                     EXHIBIT 3.1

                                CERTIFICATE OF
                              AMENDED & RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                            FINANCIALWEB.COM, INC.

        I, THE UNDERSIGNED, James P. Gagel, Executive Vice President and Secretary of FinancialWeb.com, Inc. do hereby certify that the Board of Directors of said Corporation at a meeting duly converted, held on the 12th day of March, 1999, adopted a resolution to amend and restate the original Articles of Incorporation as follows:

                               ARTICLE I - NAME

        The name of the Corporation  is FinancialWeb.Com, Inc.

                             ARTICLE II - DURATION

        The duration of the Corporation is perpetual.

                            ARTICLE III - PURPOSES

        The purpose or purposes for which this Corporation is engaged is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Nevada.

                              ARTICLE IV - STOCK

        The aggregate number of shares which this Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common
Stock having a par value of $.001 per share and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.001 per share. All common stock of the Corporation shall have the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment.

        The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

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                             ARTICLE V - AMENDMENT

        These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                       ARTICLE VI - SHAREHOLDERS RIGHTS

        The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                        ARTICLE VII - CUMULATIVE VOTING

        At all elections of the Board of Directors of the Corporation, each shareholders possessing voting power is entitled to apportion as he desires as many votes as equal the number of his shares of stock multiplied by the number of directors to be elected after at least one stockholder gives written notice of his desire to vote cumulatively to the President or Secretary of the Corporation. Such notice must be given not less than 48 hours before the time fixed for a meeting at which directors will be elected if notice of the meeting has been given at least ten days beforehand, and otherwise not less than 24 hours before the meeting. Before commencement of voting for the election of the directors, an announcement of the notice of cumulative voting must be made by the chairman or the secretary of the meeting, or by or on the behalf of the stockholder giving the notice of cumulative voting. Notice to the stockholders of the requirements of this Article VII must be contained in the notice calling the meeting or in the proxy material accompanying such notice.

                        ARTICLE VIII - CAPITALIZATION

        This Corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                            ARTICLE IX - DIRECTORS

        The directors are hereby given the authority to do any act on behalf of the Corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

        The directors are specifically given the authority to mortgage or pledge any or all assets of the business without shareholder approval.

        The Board of Directors shall consist of one or more members. The number of directors shall be fixed from time to time by resolution of the Board of Directors.

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        The Board of Directors shall have the power to adopt, amend, or repeal
Bylaws of the Corporation.

        No Director shall be removed by consent, unless otherwise provided by Bylaws promulgated by the Board of Directors or by resolution of the Board of Directors.

       ARTICLE X - COMMON DIRECTORS -- TRANSACTIONS BETWEEN CORPORATION

        No contract or other transaction between this Corporation and any one or more of its directors or any other Corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the Stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the Corporation.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                         ARTICLE XI - INDEMNIFICATION

        To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Nevada Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the law, as so amended. Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article XI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

        The Corporation may, pursuant to a Resolution of the Board of Directors, and in accordance with the Bylaws, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the

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fact that he is or was an officer, employee or agent to the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director, officer, employee or agent of the Corporation in connection with the action, suit or proceeding.

        This Article XI does not eliminate or limit the liability of a director, officer, employee, or agent of the Corporation to the extent that the director, officer, employee, or agent is found liable for:

        (a) A breach of the duty of loyalty to the Corporation or its members;

        (b) An act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission that involves international misconduct, or a knowing or reckless violation of the law,;

        (c) A transaction from which the director, officer, employee or agent received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the individual's duties; or

        (d) An act or omission for which liability is expressly provided by an applicable statute.


                                        /s/ James P. Gagel
                                        -------------------------
                                        James P. Gagel, Secretary

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